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                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             EXCELSIOR FUNDS, INC.

                             EXCELSIOR FUNDS TRUST

                        EXCELSIOR TAX-EXEMPT FUNDS, INC.

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Letter to Shareholders

March 31,2006

Dear Valued Excelsior Fund Shareholder,

I am pleased to bring you the annual report for the year ended March 31, 2006 for the Excelsior Funds. The funds in this report are part of the Excelsior Fund family which had over $18 billion in assets as of the end of the report period and includes a wide array of asset classes and investment strategies designed to meet the individual investor's needs for performance and tax sensitivity.

By now, you would have received information about changes to the administrative and non-advisory services provided to the Excelsior Funds. As a result, the Excelsior Funds and the Laudus Funds, an affiliated fund family, now share certain complex-wide administrative, compliance, marketing and other functions.

We are pleased with the transition, and remain optimistic that shareholders will approve the board of directors' recommendation to elect members to jointly oversee the two fund families. It is anticipated that the new unified board will strengthen the oversight provided on behalf of fund shareholders and may result in certain long-term cost and operating efficiencies. All votes are important, so I encourage you to vote your shares as soon as possible if you haven't already done so.

Given these changes, I want to assure you that the most important aspects of the Excelsior Funds will remain the same. Specifically, the fund management and investment process provided by U.S. Trust, as advisor to the Funds, as well as the funds' emphasis on enduring performance, will not change.

In closing, we at Excelsior Funds remain committed to helping you reach your long-term investment goals. Thank you for investing with us.


Sincerely,


Evelyn Dilsaver
President